                          TELESPECTRUM WORLDWIDE INC.
                               443 S. GULPH ROAD
                           KING OF PRUSSIA, PA  19428


June 11, 1998


HIGHLY CONFIDENTIAL
-------------------

CRW Financial, Inc.
200 Four Falls Corporate Center
Suite 415
West Conshohocken, PA  19428
Attention:  Mr. Jonathan P. Robinson

Re:  Principal Terms of Possible Merger
     ----------------------------------

Dear Jon:

This letter is intended to summarize the principal terms of a proposal being considered by TeleSpectrum Worldwide Inc. (the "Buyer") and CRW Financial, Inc. (the "Company") regarding the possible merger (the "Possible Merger") of a wholly-owned subsidiary of Buyer (the "Buyer Sub") with the Company. In this letter, the Buyer and the Company are sometimes called the "Parties," and the possible merger of the Buyer Sub with the Company is sometimes called the "Possible Merger."

PART 1.

The Parties wish to commence negotiating a definitive written merger agreement providing for the Possible Merger (a "Definitive Agreement"). The execution of any such Definitive Agreement would be subject to satisfactory completion of the Parties investigation of the other's business and liabilities, approval by the Special Committees of the both the Buyer's and the Company's board of directors, and approval by the respective boards of directors of both the Buyer and the Company.

Based on the information currently known to the Buyer and the Company, it is proposed that the Definitive Agreement include the following terms:

1.1. BASIC TRANSACTION

At the time of the Possible Merger, each outstanding share of common stock, par value $.01 per share, of the Company (the "Company Common Stock") would automatically convert into the right to receive (i) .709 shares of the common stock, par value $.01 per share, of the Buyer (the "Buyer Common Stock") and
(ii) a pro rata portion of the amount obtained, if any, by subtracting from Company's cash on hand at the time of the merger the amount of any liabilities (other than the existing convertible note owing to J. Brian O'Neill) of the Company at the time of the Possible Merger The foregoing is premised upon the understanding that there are currently 6,473,853 outstanding shares of Company Common Stock. The Possible Merger is expected to be tax-free to the Company's shareholders and to the holders of Derivative Instruments and the TLSP/CRW Warrants (as each is defined below). Upon the execution of the definitive agreement, the parties will begin the preparation of a joint proxy statement/prospectus to be included in a Registration Statement on Form S-4 (the "Registration Statement").

1.2. OPTIONS AND WARRANTS

All outstanding options, warrants and convertible notes (collectively, the "Derivative Instruments") of CRW (other than the TLSP/CRW Warrants (as defined below)) would, as a result of the Possible Merger, become exercisable or
convertible, as applicable, for shares of Buyer Common Stock.   Upon exercise or
conversion of any such instrument, and the payment of the consideration called for by such instrument, the holder would receive .709 shares of Buyer Common Stock, plus their pro rata share of cash described in clause (ii) of Section 1.1 above, for each one share of Company Common Stock to which he would otherwise have been entitled. Each of these shares of Buyer Common Stock would also have been registered on a Registration Statement on Form S-4 under the Securities Act of 1933, as amended. Notwithstanding the foregoing, those certain warrants jointly issued by the Company and the Buyer (the "TLSP/CRW Warrants") will remain outstanding after the Possible Merger and will be unaffected by the Possible Merger. The foregoing is premised on the understanding that there are 1,980,101 shares of Company Common Stock underlying the Derivative Instruments and that 678,410 shares of Buyer Common Stock are owned by the Company are underlying the TLSP/CRW Warrants.

1.3. OTHER TERMS

The Company and the Buyer each would be expected to make comprehensive representations and warranties to the other, and would provide comprehensive covenants and other protections for the benefit of the other. The consummation of the contemplated transactions by the Parties would be subject to the satisfaction of various conditions customary in transactions involving the merger of two publicly traded companies, including, approval of the shareholders of the Company, approval of the shareholders of the Buyer if required by applicable law or regulations of the National Association of Securities Dealers, Inc., lack of any material litigation involving the Parties, absence of any employment agreements between the Company and any of its employees, absence of any material adverse changes in the Parties' financial condition, receipt of all required regulatory approvals, accuracy of representations and warranties, performance of all obligations set forth in the Merger Agreement, effectiveness of the Registration Statement and the listing of the shares of Buyer Common Stock issuable upon or as a result of the Possible Merger on the Nasdaq National Market. In addition, the consummation of the Possible Merger would be subject to the sale by the Company of all of the outstanding capital stock of Casino Money Centers, Inc. ("CMC") and with no indemnification requirements surviving any such sale.

PART 2.

The following paragraphs of this letter set forth in this Part 2 (the "Binding Provisions") are the legally binding and enforceable agreements of the Parties, and are the only legally binding and enforceable agreements of the Parties set forth in this letter.

2.1. CONFIDENTIALITY AGREEMENT

Each of the Buyer and the Company acknowledge that the Confidentiality Agreement between the Buyer and the Company, a copy of which is attached as Exhibit A hereto, remains a binding obligation of each such party.

2.2. EXCLUSIVE DEALING

Until 30 days after the date hereof (the "Signing Date"):

(a) subject to its fiduciary obligations under applicable law, the Company will not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to the acquisition of the shares of stock of the Company or the Company, its assets or business, in whole or in part, whether directly or indirectly, through purchase, merger, consolidation, or otherwise, except that the foregoing shall not relate to the Company's proposed sale of CMC, directly or indirectly, whether through purchase, merger, or consolidation; and

(b) the Company will immediately notify the Buyer regarding any contact between the Company or its respective representatives and any other person regarding any such offer or proposal or any related inquiry.

2.3. CONDUCT OF BUSINESS

During the period from the Signing Date until the date which is 30 days after the Signing Date, the Company shall operate its business in the ordinary course, refrain from any extraordinary transactions, and not make any dividends or distributions to its shareholders.

2.4. DISCLOSURE

Except as and to the extent required by law, without the prior written consent of the other Party, no Party will, and each will direct its officers, directors, shareholders, employees, agents and representatives not to, make, directly or indirectly, any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction between the Parties or any of the terms, conditions, or other aspects of the transaction proposed in this letter. If a Party is required by law to make any such disclosure, it must first provide to the other Party the content of the proposed disclosure, the reasons that such disclosure is required by law, and the time and place that the disclosure will be made.

2.5. COSTS

The Buyer will be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Possible Merger.

2.6. ENTIRE AGREEMENT

The Binding Provisions constitute the entire agreement between the parties, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, the Binding Provisions may be amended or modified only by a writing executed by all of the Parties.

2.7. TERMINATION

The Binding Provisions will automatically terminate on the date which is 30 days after the Signing Date; provided, however, that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Notwithstanding the foregoing, the Confidentiality Agreement shall remain a binding obligation of the parties for a period ending November 30, 1999.

2.8. COUNTERPARTS AND FACSIMILE SIGNATURES

This Letter may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter and all of which, when taken together, will be deemed to constitute one and the same agreement. This Letter may be executed by facsimile signature which shall be deemed, for all purposes, to be an original signature.

2.9. NO LIABILITY

The paragraphs and provisions of Part 1 of this Letter do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties. Moreover, except as expressly provided in the Binding Provisions (or as expressly provided in any binding written agreement that the Parties may enter into in the future), no past or future action, course of conduct, or failure to act relating to the Possible Merger, or relating to the negotiation of the terms of the Possible Merger or any Definitive Agreement, will give rise to or serve as a basis for any obligation or other liability on the part of the Parties.

2.10. GOVERNING LAW

This Letter shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.


If you are in agreement with the foregoing, please sign and return one copy of this Letter, which thereupon will constitute our agreement with respect to its subject matter.

Very truly yours,

TELESPECTRUM WORLDWIDE INC.

By:  /s/ Keith E. Alessi
     -------------------------------------
     Keith E. Alessi
     President, Chief Executive Officer
     and Chairman


CRW FINANCIAL, INC.

By:  /s/ Jonathan P. Robinson
     -------------------------------------
     Jonathan P. Robinson
     Chief Financial Officer